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Exhibit 5.5

CONSENT OF E. BELZILE

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with the technical report dated February 18, 2009 entitled "Technical Report for Niobec Mine", and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009
/s/ ELZÉAR BELZILE Name: Elzéar Belzile, Ing Title: Independent Mining Consultant Company: Belzile Solutions Inc.

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  Exhibit 5.5
CONSENT OF E. BELZILE